EXHIBIT 21.1

              SUBSIDIARIES OF STEWART & STEVENSON SERVICES, INC.

The following list sets forth the name of each subsidiary of the Company, which is also the name under which such subsidiary does business:

                                                      JURISDICTION OF
                                                      INCORPORATION
                                                      OR ORGANIZATION
                                                      ---------------
C. Jim Stewart & Stevenson, Inc.                      Delaware
CPS International, Inc.                               Panama
Creole Stewart & Stevenson, Inc.                      Delaware
IPSC Co., Inc.                                        Arkansas
PAMCO Services International, Inc.                    Delaware
S&S Cogen, Inc.                                       Delaware
Sierra Detroit Diesel Allison, Inc.                   Nevada
Stewart & Stevenson Capital Corporation               Texas
Stewart & Stevenson Carson, Inc.                      Texas
Stewart & Stevenson Development Services, Inc.        Delaware
Stewart & Stevenson International, Inc.               Delaware
Stewart & Stevenson International Sales, Inc.         Barbados
Stewart & Stevenson Operations, Inc.                  Delaware
Stewart & Stevenson Overseas, Inc.                    Texas
Stewart & Stevenson Petroleum Services, Inc.          Delaware
Stewart & Stevenson Power, Inc.                       Delaware
Stewart & Stevenson Project Services, Inc.            Delaware
Stewart & Stevenson Realty Corporation                Delaware
Stewart & Stevenson Technical Services, Inc.          Delaware
Stewart & Stevenson Transportation, Inc.              Texas
Stewart & Stevenson Tug, LLC                          Delaware
Stewart & Stevenson TVS, Inc.                         Delaware
Stewart & Stevenson (U.K.) Limited                    Scotland
Stewart & Stevenson Vehicle Services, Inc.            Delaware
Tokumei Kumiai Holdings, Inc.                         Delaware

The Company has additional subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.